UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 14, 2015

PRGX Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-28000	58-2213805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100 Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): 770-779-3900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2015, the Compensation Committee of the Board of Directors of PRGX Global, Inc. (the “Company”) established the material terms for the 2015 short term incentive plan (the “STI Plan”) in which the Company’s principal executive officer, principal financial officer and its other named executive officers will participate. The material terms of the 2015 STI Plan are as follows:

•	Bonus payments, if any, made under the 2015 STI Plan will be based on the Company’s level of achievement of adjusted EBITDA and revenue in 2015. The Company must achieve a minimum (threshold) level of adjusted EBITDA (established by the Compensation Committee) in 2015 before any bonus payments may be made under the 2015 STI Plan. In addition, the portion of each named executive officer’s bonus that is based on 2015 revenue performance of the Company will not be paid if a certain minimum (threshold) level of 2015 revenue for the Company (established by the Compensation Committee) is not achieved.

•	The target bonus amount for each named executive officer under the 2015 STI Plan is 50% of the officer’s base salary, except for the Chief Executive Officer whose target bonus amount is 75% of his base salary.

•	65% of the named executive officers’ target bonus amounts under the 2015 STI Plan will be based on the Company’s 2015 adjusted EBITDA performance (the “EBITDA Component”) and 35% of the named executive officers’ target bonus amounts will be based on the Company’s 2015 revenue performance (the “Revenue Component”), which components will be calculated independent of each other.

•	At target revenue performance, 100% of the Revenue Component is earned, and 200% of the Revenue Component is earned at maximum revenue performance. At target adjusted EBITDA performance, 100% of the EBITDA Component is earned, and if adjusted EBITDA exceeds target adjusted EBITDA performance, 20% of such excess will be paid to STI Plan participants, with each participant’s share of such excess based on the ratio that the participant’s target bonus amount bears to the sum of the target bonus amounts for all STI Plan participants. It is expected that approximately 45 employees, including the named executive officers, will participate in the 2015 STI Plan.

•	The Compensation Committee has determined that the 2015 financial results from the Company’s Healthcare Claims Recovery Audit Services segment will be excluded from the calculation of revenue and adjusted EBITDA performance under the 2015 STI Plan due to the Company’s previously announced decision to exit that business.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.

By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: May 19, 2015